UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2025, FAT Brands Inc. (the “Company”) announced that its Board of Directors (the “Board”) declared a special stock dividend (the “Distribution”) to the Company’s common stockholders of shares of Class A Common Stock (“Twin Common Stock”) of Twin Hospitality Group Inc., the operating unit for the Company’s Twin Peaks and Smokey Bones restaurant brands. The Distribution of shares of Twin Common Stock was completed on January 29, 2025 (the “Distribution Date”). Pursuant to the Distribution, the holders of the Company’s Class A Common Stock (“FAT Common Stock”) received 0.1520207 shares of Twin Common Stock for each share of FAT Common Stock held on the record date. On January 30, 2025, the ex-dividend date for the distribution, NASDAQ adjusted downward the opening trading price of the FAT Common Stock by $2.599553 per share, based on the closing trading price of Twin Common Stock on the Distribution Date. This amount was also used by the Company to reduce the exercise price of its outstanding publicly traded Warrants (FATBW) as of the Distribution Date.

The Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) provides that, in the event of a spin-off transaction or other change in capitalization by the Company, the Board may authorize an adjustment to outstanding awards under the Plan in such amount that it deems equitable or appropriate in its discretion. On March 18, 2025, the Board and the Compensation Committee approved a reduction in the exercise price of all outstanding stock options under the Plan held by officers, directors and employees on the Distribution Date in an amount equal to $2.599553 per share, with the difference rounded to the nearest whole cent. No cash payments will be made to option holders in connection with the adjustment. The reduction in exercise price is intended to provide an equitable adjustment to holders of stock options as a result of the Company’s payment of the Distribution and the ex-dividend adjustment to the FAT Common Stock, and was made with respect to (i) unvested stock options under the Plan and (ii) vested but unexercised stock options under the Plan on the Distribution Date.

As a result, adjustments were made to the exercise price of stock options held by the Company’s directors and named executive officers in the following amounts:

Name	Option Grant Date	Option Shares	Original Option Exercise Price	Adjusted Option Exercise Price
John Allen (Director)	9/19/2023	30,636	$7.05	$4.45
	4/17/2024	30,636	$7.10	$4.50
Donald Berchtold (Director)	12/10/2018	15,318	$4.80	$2.20
	10/20/2017	15,318	$10.68	$8.08
Tyler Child (Director)	5/4/2023	30,636	$5.55	$2.95
	4/17/2024	30,636	$7.10	$4.50
Lynne Collier (Director)	12/14/2023	30,636	$5.93	$3.33
	10/11/2022	30,636	$7.04	$4.44
	4/17/2024	30,636	$7.10	$4.50
Mark Elenowitz (Director)	5/4/2023	30,636	$5.55	$2.95
	4/17/2024	30,636	$7.10	$4.50
James Ellis (Director)	9/19/2023	30,636	$7.05	$4.45
	4/17/2024	30,636	$7.10	$4.50
Peter Feinstein (Director)	7/25/2023	30,636	$6.85	$4.25
	4/17/2024	30,636	$7.10	$4.50
Matthew Green (Director)	7/25/2023	30,636	$6.85	$4.25
	4/17/2024	30,636	$7.10	$4.50
Kenneth Kuick (Co-CEO and CFO)	4/26/2023	50,000	$5.37	$2.77
	11/16/2021	100,000	$11.43	$8.83
John Metz (Director)	7/11/2023	30,636	$6.80	$4.20
	4/17/2024	30,636	$7.10	$4.50
Robert Rosen (Co-CEO and Head of Debt Capital Markets)	4/26/2023	400,000	$5.37	$2.77
	11/16/2021	100,000	$11.43	$8.83
Carmen Vidal (Director)	10/20/2017	5,105	$10.68	$8.08
	11/16/2021	25,000	$11.43	$8.83
Andrew Wiederhorn (Director)	12/10/2018	15,318	$4.80	$2.20
	4/17/2024	30,636	$7.10	$4.50
	5/4/2023	30,636	$7.45	$4.85
	10/20/2017	15,318	$10.68	$8.08
	11/16/2021	100,000	$11.43	$8.83
Mason Wiederhorn (Director and	12/10/2018	15,318	$4.80	$2.20
Chief Brand Officer)	10/20/2017	15,318	$10.68	$8.08
	11/16/2021	75,000	$11.43	$8.83
Taylor Wiederhorn (Director and Chief	12/10/2018	15,318	$4.80	$2.20
Development Officer)	10/20/2017	15,318	$10.68	$8.08
	11/16/2021	100,000	$11.43	$8.83
Thayer Wiederhorn (Director and	12/10/2018	15,318	$4.80	$2.20
Chief Operating Officer)	10/20/2017	15,318	$10.68	$8.08
	11/16/2021	100,000	$11.43	$8.83

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2025

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer